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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Amendment No. 4 to Registration Statement No. 333-126002 of our reports dated March 29, 2006, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                      /s/  Deloitte & Touche LLP

New York, New York

May 15, 2006

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Consent of Independent Registered Public Accounting Firm